EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

IZEA Innovations, Inc. *                Delaware Corporation                 100% owned

Ebyline, Inc.                    Delaware Corporation                 100% owned

* Merged into IZEA, Inc. in March 2016